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                                                                 EXHIBIT 10.9.1



                             AMENDMENT NO. 1 TO THE
                            CLIFFS DRILLING COMPANY
                     RETENTION PLAN FOR SALARIED EMPLOYEES


         Pursuant to the terms and provisions of Section 7.1 of the Cliffs Drilling Company Retention Plan for Salaried Employees (the "Plan"), Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1").

                                       I.

         A. The last sentence of the Introduction of the Plan is hereby deleted and replaced in its entirety with the following:

              "If such an event does not occur on or before June 21, 1992, this Plan will terminate automatically."

         B. The first sentence of Section 1.6 of the Plan is hereby deleted and replaced in its entirety with the following:

              "1.6 "Effective Date" shall mean the date on or before June 21, 1992, on which any of the following is effective:"

         C. The first sentence of Section 7.2 of the Plan is hereby deleted and replaced in its entirety with the following:

              "7.2 Automatic Termination. This Plan shall terminate automatically as of June 21, 1992, if there is no Effective Date on or before that date."

                                      II.

         Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 1 was adopted by the Compensation Committee of the Board of Directors of the Company on May 17, 1990.

         Dated:  May 17, 1990.

                                        CLIFFS DRILLING COMPANY



                                        BY:     /s/ JAMES E. MITCHELL, JR.
                                           ------------------------------------
                                             JAMES E. MITCHELL, JR., SECRETARY